UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

INTERCONTINENTALEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, Georgia 30328

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 21, 2010

This proxy statement supplement, dated May 5, 2010 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of IntercontinentalExchange, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 5, 2010 relating to the annual meeting of stockholders of the Company to be held on Friday, May 21, 2010 at 8:30 a.m., local time, at The Ritz Carlton Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326. The purpose of this Supplement is to provide additional information with respect to director nominees who are members of the Company’s Audit Committee. Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this supplement differs from information disclosed in the proxy statement, the information in this Supplement applies.

Service on the Audit Committees of Other Public Companies. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the New York Stock Exchange (“NYSE”) listing standards and the Company’s Audit Committee charter require the Company’s Board of Directors to determine that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee and to disclose such determination in its annual proxy statement. Mr. Martell does not serve on any other public company audit committee, Ms. Sprieser currently serves on one other public company audit committee, and Mr. Salerno currently serves on four other public company audit committees. In accordance with the NYSE listing standards and the Company’s Audit Committee charter, the Company’s Board of Directors has determined that Mr. Salerno’s service on these other public company audit committees does not impair his ability to serve effectively on the Company’s Audit Committee or as Chairman of the Audit Committee. This determination is based on his experience as the former chief financial officer of a major public company, his experience as Chairman of the Company’s Audit Committee, his experience as a member of audit committees of other public companies and the fact that he is retired from full-time employment, thereby allowing him to devote sufficient time to his responsibilities as Chairman of the Audit Committee.

Information about the Company’s 2010 annual meeting of stockholders, scheduled for May 21, 2010, and the director nominees for election are set forth in the Proxy Statement, which is supplemented to reflect the information set forth above. The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com (as well as on the Company’s website at www.theice.com). The Company will furnish a copy of the Supplement to any stockholder by mail upon written or verbal request to the Company at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com.

Stockholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (800-690-6903), (iii) requesting a new proxy card from the Company at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the annual meeting in person. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2010. Detailed information regarding voting procedures can be found in the Proxy Statement.